As filed with the Securities and Exchange Commission on November 26, 2002
                                                         Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                FIRSTENERGY CORP.
             (Exact Name of Registrant as Specified in Its Charter)

                Ohio                                  34-1843785
   (State or Other Jurisdiction of        (I.R.S. Employer Identification No.)
   Incorporation or Organization)

                              76 South Main Street
                                Akron, Ohio 44308
          (Address of Principal Executive Offices, Including Zip Code)

                         ----------------------------------


             FirstEnergy Corp. Executive Deferred Compensation Plan
       FirstEnergy Corp. Deferred Compensation Plan for Outside Directors
                            (Full Title of the Plan)


                         ----------------------------------

Nancy C. Ashcom                              Copy to:
Corporate Secretary                          Edward W. Moore, Esq.
FirstEnergy Corp.                            Calfee, Halter & Griswold LLP
76 South Main Street                         1400 McDonald Investment Center
Akron, Ohio 44308                            800 Superior Avenue
(330) 384-5504                               Cleveland, Ohio 44114
                                             (216) 622-8200

 (Name, Address and Telephone Number, Including Area Code, of Agent for Service)

                         ----------------------------------


                         CALCULATION OF REGISTRATION FEE


                                                         Proposed                Proposed
         Title of                                         Maximum                Maximum
        Securities                  Amount               Offering               Aggregate               Amount of
           To Be                    To Be            Price Per Share/            Offering             Registration
        Registered                Registered            Obligation                Price                    Fee
        ----------                ----------            ----------                -----                    ---

  Common Stock, par value

    $0.10 per share(1)        200,000 shares(3)          $31.63(4)        $6,326,000.00               $0(6)

   Deferred Compensation
      Obligations(2)          $19,000,000.00             100%             $19,000,000.00(5)           $1,748(6)




(1) Includes rights to purchase shares of common stock ("Share Purchase Rights") under FirstEnergy Corp.'s Rights Agreement that, prior to the occurrence of certain events, will not be exercisable or evidenced separately from the shares of common stock.
(2) The Deferred Compensation Obligations are unsecured obligations of FirstEnergy Corp. to pay deferred compensation in the future in accordance with the terms of the FirstEnergy Corp. Executive Deferred Compensation Plan and the FirstEnergy Corp. Deferred Compensation Plan for Outside Directors (collectively, the "Plans").
(3) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers additional shares of FirstEnergy Corp. common stock that may be issued or become issuable under the terms of the Plans in order to prevent dilution resulting from any stock split, stock dividend or similar transaction.
(4) Estimated in accordance with Rule 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee and based upon the average of the high and low prices of FirstEnergy Corp. common stock reported on the New York Stock Exchange on November 21, 2002.
(5)  Estimated solely for purposes of determining the registration fee.
(6) Pursuant to Rule 457(i) under the Securities Act, the registration fee is calculated on the basis of the proposed offering price of the Deferred Compensation Obligations, which may convert to FirstEnergy Corp. common stock at distribution.


                   STATEMENT PURSUANT TO GENERAL INSTRUCTION E

         Pursuant to and as permitted by General Instruction E to Form S-8, this Registration Statement on Form S-8 is being filed by FirstEnergy Corp., an Ohio corporation (the "Company"), to register an additional 200,000 shares of common stock, par value $0.10 per share, of the Company and an additional $19,000,000.00 in principal amount of Deferred Compensation Obligations of the Company. The contents of the following Registration Statements of the Company are hereby incorporated herein by reference: (i) the Company's Registration Statement on Form S-8 (filed on June 21, 1999), including all exhibits attached thereto, and Post-Effective Amendment No. 1 to Form S-8 (filed on June 30,
1999), both filed as Registration No. 333-81183; (ii) the Company's Registration Statement on Form S-8 (filed on February 23, 2001), including all exhibits attached thereto, filed as Registration No. 333-56094; and (iii) the Company's Registration Statement on Form S-8 (filed on November 5, 2001), including all exhibits attached thereto, filed as Registration No. 333-72768. Of the total amount of shares of common stock and Deferred Compensation Obligations being registered by this Registration Statement, 150,000 shares of common stock and $14,000,000.00 in principal amount of Deferred Compensation Obligations are being registered for the FirstEnergy Corp. Executive Deferred Compensation Plan and 50,000 shares of common stock and $5,000,000.00 in principal amount of Deferred Compensation Obligations are being registered for the FirstEnergy Corp. Deferred Compensation Plan for Outside Directors.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.       Incorporation of Documents by Reference.

         The following documents heretofore filed by the Company with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

         (1) The Company's Annual Report on Form 10-K for the year ended December 31, 2001;

         (2) The Company's Quarterly Reports on Form 10-Q for the quarters ended September 30, 2002, June 30, 2002 and March 31, 2002;

         (3) The Company's Current Reports on Forms 8-K and 8-K/A, dated February 21, 2002, February 22, 2002, March 12, 2002, March 15, 2002, March 25, 2002, April 11, 2002, April 18, 2002, May
               8, 2002, May 23, 2002, August 1, 2002, August 8, 2002,
               September 9, 2002, October 7, 2002, and October 31, 2002;

         (4) The description of the Company's common stock contained in the Company's Registration Statement on Form S-4, Amendment No. 1 (Registration No. 333-46444), filed with the Commission on October 13, 2000, and any amendment or report filed for the purpose of updating such description; and

         (5) The description of the Share Purchase Rights of the Company contained in the Company's Current Report on Form 8-K, dated November 18, 1997, and any amendment or report filed for the purpose of updating that description.

         All documents, filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and made a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

         Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         After reasonable efforts, the Company was not able to obtain the consent of Arthur Andersen LLP, the former independent accountant of the Company, to the incorporation by reference of its audit report dated March 18, 2002 into this Registration Statement. As permitted by Rule 437a under the Securities Act, the Company has not filed the written consent of Arthur Anderson LLP that would otherwise be required by the Securities Act. Because Arthur Anderson LLP has not consented to the inclusion of its report in this Registration Statement, investors in the securities registered by this Registration Statement may not be able to recover amounts from Arthur Andersen LLP under Section 11(a) of the Securities Act for any untrue statement of a material fact or any omission to state a material fact, if any, contained in or omitted from the financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, which are incorporated by reference in this Registration Statement.


Item 4.  Description of Securities.

         The description of the Company's common stock and the Share Purchase Rights is incorporated by reference. See Item 3.

         The summary of the Deferred Compensation Obligations created pursuant to the Plans is qualified in its entirety by reference to the terms and conditions of the Plans, which are filed as exhibits to certain of the Company's public documents filed with the Commission, which are incorporated herein by reference. The Deferred Compensation Obligations are unsecured general obligations of the Company to make future payments of compensation that certain employees and directors have elected to defer under the terms of the Plans.

         The Deferred Compensation Obligations rank pari passu with any of the Company's other unsecured and unsubordinated indebtedness that may be outstanding from time to time. Except for the portion of those Deferred Compensation Obligations that are payable at distribution in shares of common stock under the terms of the applicable plan, the Deferred

Compensation Obligations are not convertible into any of the Company's other securities. No sinking fund has or will be established with respect to the Deferred Compensation Obligations.

         The Company reserves the right to amend or terminate the plans at any time, except that no such amendment or termination can adversely affect a participant's rights with respect to amounts deferred prior to the amendment or termination. A participant's rights to and under the Deferred Compensation Obligations are not assignable or transferable, except by way of transfer to a participant's beneficiary or estate upon the participant's death. Except as otherwise stated in the applicable plan, the Deferred Compensation Obligations do not enjoy the benefit of any affirmative or negative pledges or covenants by the Company.

         All payments of Deferred Compensation Obligations will be made from the Company's general assets. The Company may establish, however, one or more grantor trusts to fund the payment of the Deferred Compensation Obligations. But, if the Company does establish any such trusts, the Company retains discretion to determine the amount and timing of any contributions to the trusts. No participant will have any preferred claim to, or beneficial interest in, any assets of the trusts, and the assets of the trusts will remain subject to the claims of the Company's creditors. The Company's establishment of a trust or trusts to fund payment of the Deferred Compensation Obligations will not effect the status of the Deferred Compensation Obligations as general, unsecured obligations of the Company.

Item 5.  Interests of Named Experts and Counsel.

         The validity of the securities being registered will be verified by Gary D. Benz, Esq., the Company's Associate General Counsel. As of November 19, 2002, Mr. Benz owned 2,368 shares of the Company's common stock. Mr. Benz is eligible to participate in the FirstEnergy Corp. Executive Deferred Compensation Plan, pursuant to which some of the Deferred Compensation Obligations and the Company's common stock will be issued.

Item 8.  Exhibits.

         The exhibits listed on the accompanying Exhibit Index are filed or incorporated by reference as part of this Registration Statement.

         With respect to the unaudited financial information of FirstEnergy Corp. for the three-month period ended March 31, 2002, the three- and six-month periods ended June 30, 2002 and the three- and nine-month periods ended September 30, 2002, incorporated by reference in this Registration Statement, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated, respectively, May 15, 2002, August 8, 2002 and November 13, 2002 incorporated by reference herein, state that they did not audit and they do not express an opinion on that unaudited financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. PricewaterhouseCoopers LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited financial information because those reports are not "reports" or a "part" of the registration statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Act.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Akron, State of Ohio, on this 26th day of November, 2002.

                               FIRSTENERGY CORP.


                               By:  /s/ Nancy C. Ashcom
                                   ---------------------------------------------
                                   Nancy C. Ashcom
                                   Corporate Secretary (Duly Authorized Officer)

                                POWER OF ATTORNEY

         Each of the undersigned directors and officers of the Company, individually as such director and/or officer, hereby makes, constitutes and appoints H. Peter Burg and Nancy C. Ashcom, and each of them, singly or jointly, with full power of substitution, as his or her true and lawful attorney-in-fact and agent to execute in his or her name, place and stead, in any and all capacities, and to file with the Commission, this Registration Statement and any and all amendments, including post-effective amendments, to this Registration Statement, which amendment may make such changes in the Registration Statement as the Company deems appropriate, hereby ratifying and confirming all that each of said attorneys-in-fact, or his, her or their substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



             Signature                                   Title                             Date
             ---------                                   -----                             ----

 /s/ H. Peter Burg                        Chairman of the Board, Chief Executive     November 19, 2002
---------------------------------------   Officer and Director
     H. Peter Burg

 /s/ Anthony J. Alexander                 President, Chief Operating Officer and     November 19, 2002
---------------------------               Director
     Anthony J. Alexander

 /s/ Richard H. Marsh                     Senior Vice President and Chief            November 19, 2002
---------------------------------------   Financial Officer
     Richard H. Marsh

 /s/ Harvey L. Wagner                     Vice President and Controller              November 19, 2002
---------------------------------------
     Harvey L. Wagner

 /s/ Carol A. Cartwright                  Director                                   November 19, 2002
---------------------------------------
     Carol A. Cartwright

  /s/ William F. Conway                   Director                                   November 19, 2002
---------------------------------------
      William F. Conway

  /s/ Robert B. Heisler, Jr.              Director                                   November 19, 2002
---------------------------------------
      Robert B. Heisler, Jr.

  /s/ Robert L. Loughhead                 Director                                   November 19, 2002
---------------------------------------
      Robert L. Loughhead

  /s/ Russell W. Maier                    Director                                   November 19, 2002
---------------------------------------
      Russell W. Maier

  /s/ John M. Pietruski                   Director                                   November 19, 2002
---------------------------------------
      John M. Pietruski

  /s/ Robert N. Pokelwaldt                Director                                   November 19, 2002
---------------------------------------
      Robert N. Pokelwaldt

  /s/ Paul J. Powers                      Director                                   November 19, 2002
---------------------------------------
      Paul J. Powers

  /s/ Catherine A. Rein                   Director                                   November 19, 2002
---------------------------------------
      Catherine A. Rein





             Signature                                       Title                             Date
             ---------                                       -----                             ----

  /s/ Robert C. Savage                    Director                                   November 19, 2002
---------------------------------------
      Robert C. Savage

  /s/ George M. Smart                     Director                                   November 19, 2002
---------------------------------------
      George M. Smart

  /s/ Carlisle A. H. Trost                Director                                   November 19, 2002
---------------------------------------
      Carlisle A. H. Trost

  /s/ Jesse T. Williams, Sr.              Director                                   November 19, 2002
---------------------------------------
      Jesse T. Williams, Sr.

  /s/ Patricia K. Woolf                   Director                                   November 19, 2002
---------------------------------------
      Patricia K. Woolf



                                  EXHIBIT INDEX


      Exhibit No.                   Description of Document
      -----------                   -----------------------
        4(a)         Amended Articles of Incorporation of FirstEnergy Corp.
                     (physically filed and designated in the Registration
                     Statement on Form S-4 (Registration No.
                     333-21011) as Exhibit (3)-1).*
        4(b)         Amended Code of Regulations of FirstEnergy Corp.
                     (physically filed and designated in the Registration
                     Statement on Form S-4 (Registration No.
                     333-21011) as Exhibit (3)-2).*
        4(c)         Form of Common Stock Certificate (physically filed and
                     designated in the Registration Statement on Form S-3/A
                     (Registration No. 333-40063) as Exhibit
                     4(c)).*
        4(d)         Rights Agreement, dated as of November 18, 1997,
                     between FirstEnergy Corp. and The Bank of New York and
                     form of Right Certificate (physically filed and
                     designated in the Current Report on Form 8-K, dated
                     November 18, 1997, as Exhibit 4.1).*
        4(e)         FirstEnergy Corp. Executive Deferred Compensation Plan
                     (physically filed and designated in the Registration
                     Statement on Form S-8 (Registration No.
                     333-81183) as Exhibit 4(e)).*
        4(f)         FirstEnergy Corp. Deferred Compensation Plan for
                     Outside Directors.(x)
        5            Opinion of Gary D. Benz, Esq., Associate General
                     Counsel for the Company, as to the validity of the
                     securities being registered. (x)
       15            Letter of PricewaterhouseCoopers LLP to the Commission
                     regarding unaudited interim financial information.(x)
       23            Consent of Gary D. Benz, Esq. (included in Exhibit 5).
       24            Power of Attorney (included on the signature page).

---------------

*........Incorporated herein by reference.
(x)......Filed herewith.

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